EXHIBIT 10.1

VOTING SUPPORT AGREEMENT

This Voting Support Agreement (this “Agreement”) is made and entered into as of October 1, 2022, among Terra JV, LLC, a Delaware limited liability company (“Terra JV”), Terra Offshore Funds REIT, LLC, a Delaware limited liability company (“Terra Offshore REIT” and, together with Terra JV, the “Stockholders”), and Terra Property Trust, Inc., a Maryland corporation (“Terra REIT”).

R E C I T A L S:

WHEREAS, Terra REIT, Terra Income Fund 6, Inc., a Maryland corporation (“Terra BDC”), Terra Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Terra REIT (“Merger Sub”), Terra Income Advisors, LLC, a Delaware limited liability company, and Terra REIT Advisors, LLC, a Delaware limited liability company (“REIT Advisor”), have entered into an Agreement and Plan of Merger, dated as of May 2, 2022 (as it may be amended, the “Merger Agreement”), providing for the merger of Terra BDC with and into Merger Sub (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement;

WHEREAS, the Merger Agreement provides that the Terra REIT Board shall take or cause to be taken such action as may be necessary, in each case, to be effective as of the Effective Time, to increase the number of directors comprising the Terra REIT Board to six (6) and to cause certain individuals designated by Terra BDC (the “Terra BDC Designees”) to be elected to the Terra REIT Board effective as of the Effective Time;

WHEREAS, as of the date hereof, the Stockholders are the record owners of all of the issued and outstanding shares of Terra REIT Common Stock (such shares of Terra REIT Common Stock or, as the context requires, the shares of Terra REIT Class B Common Stock into which such shares of Terra REIT Common Stock shall be changed pursuant to the Terra REIT Charter Amendment, the “Owned Shares”); and

WHEREAS, the Merger Agreement further provides that the obligations of Terra BDC to effect the Merger and to consummate the other transactions contemplated by the Merger Agreement are subject to the execution and delivery by the Stockholders and Terra REIT of this Agreement;

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE

Section 1.01 Agreement to Vote. Each of the Stockholders hereby agrees that, during the time this Agreement is in effect, at any meeting of stockholders of Terra REIT called for the purpose of electing directors (a “Terra REIT Stockholder Meeting”) or any postponement or adjournment thereof (or by any consent in writing or by electronic transmission in lieu of any such Terra REIT Stockholder Meeting), such Stockholder shall be present (in person or by proxy) and cast (or cause to be cast) all votes entitled to be cast by it in favor of the election of the Terra BDC Designees.

Section 1.02 Inconsistent Agreements. Each of the Stockholders hereby covenants and agrees that, except for this Agreement and, in the case of Terra JV, the Amended and Restated Voting Agreement, dated as of March 2, 2020, among Terra Secured Income Fund 5, LLC, a Delaware limited liability company, Terra REIT, Terra JV and REIT Advisor (the “2020 Voting Agreement”), it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Owned Shares of such Stockholder and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to the Owned Shares of such Stockholder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01 Stockholder Representations and Warranties. Each of the Stockholders hereby represents and warrants to Terra REIT as follows:

(a) Such Stockholder has full legal right and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by such Stockholder and the execution, delivery and performance of this Agreement by such Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) Assuming due execution and delivery by Terra REIT, this Agreement constitutes the valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

(d) The execution and delivery of this Agreement by such Stockholder do not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, (i) require such Stockholder to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign, (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on such Stockholder or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to such Stockholder or pursuant to which any of its or its affiliates’ respective properties or assets are bound or (iv) violate any other agreement to which such Stockholder or any of its affiliates is a party including, without limitation, any voting agreement, stockholders’ agreement, irrevocable proxy or voting trust. The Owned Shares of such Stockholder are not, with respect to the voting or transfer thereof, subject to any other agreement, including any voting agreement, stockholders’ agreement, irrevocable proxy or voting trust, except, in the case of the Owned Shares of Terra JV, the 2020 Voting Agreement.

(e) On the date hereof, the Owned Shares of such Stockholder are owned of record or beneficially by such Stockholder, constitute all of the shares of Terra REIT Common Stock owned of record or beneficially by such Stockholder and are free and clear of any proxy or voting restriction, claims, liens, encumbrances and security interests, except (if applicable) such encumbrances or other items that do not affect in any respect the ability of such Stockholder to perform such Stockholder’s obligations hereunder. As of the date hereof, such Stockholder has, and at any Terra REIT Stockholder Meeting during the time this Agreement is in effect or any postponement or adjournment thereof, such Stockholder will have, sole voting power with respect to all of the Owned Shares of such Stockholder.

(f) Such Stockholder understands and acknowledges that the obligations of Terra BDC to effect the Merger and to consummate the other transactions contemplated by the Merger Agreement are subject to the execution and delivery by such Stockholder of this Agreement.

Section 2.02 Terra REIT Representations and Warranties. Terra REIT hereby represents and warrants to each of the Stockholders as follows:

(a) Terra REIT has full legal right and capacity to execute and deliver this Agreement, to perform Terra REIT’s obligations hereunder and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly executed and delivered by Terra REIT and the execution, delivery and performance of this Agreement by Terra REIT and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Terra REIT and no other actions or proceedings on the part of Terra REIT are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

(c) Assuming due execution and delivery of this Agreement by each of the Stockholders, this Agreement constitutes the valid and binding agreement of Terra REIT, enforceable against Terra REIT in accordance with its terms.

(d) The execution and delivery of this Agreement by Terra REIT do not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, (i) require Terra REIT to obtain the consent or approval of, or make any filing with or notification to, any governmental or regulatory authority, domestic or foreign (except for filings with the Securities and Exchange Commission by Terra REIT), (ii) require the consent or approval of any other person pursuant to any agreement, obligation or instrument binding on Terra REIT or its properties and assets, (iii) conflict with or violate any organizational document or law, rule, regulation, order, judgment or decree applicable to Terra REIT or pursuant to which any of its or its affiliates’ respective properties or assets are bound or (iv) violate any other material agreement to which Terra REIT or any of its affiliates is a party.

ARTICLE III

COVENANTS

Section 3.01 Stockholder Covenants. Each of the Stockholders hereby covenants and agrees with Terra REIT as follows:

(a) Such Stockholder agrees, during the time this Agreement is in effect, not to take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have or would reasonably be expected to have the effect of preventing, impeding or interfering with or adversely affecting the performance by such Stockholder of its obligations under this Agreement.

(b) Such Stockholder agrees to permit Terra REIT to publish and disclose in any filings with the Securities and Exchange Commission the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement.

(c) From time to time, at the request of Terra REIT and without further consideration, such Stockholder shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

ARTICLE IV

TERMINATION

Section 4.01 Termination of Agreement. This Agreement shall terminate upon the earlier to occur of (a) the first anniversary of the Closing Date, (b) the Terra REIT Class B Common Stock Distributions or (c) an amendment and restatement of the Terra REIT Advisory Agreement approved by the Terra REIT Board, including the Terra BDC Designees, in connection with a listing and initial public offering of shares of Class A Common Stock, par value $0.01 per share, of Terra REIT.

Section 4.02 Effect of Termination. In the event of termination of this Agreement pursuant to Section 4.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination or any obligations under.

ARTICLE V

MISCELLANEOUS

Section 5.01 Expenses. Except as otherwise may be agreed in writing, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring or required to incur such costs, fees and expenses.

Section 5.02 Entire Agreement; Third-Party Beneficiaries; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. The provisions of this Agreement are intended to be for the express benefit of, and shall be enforceable by, each Terra BDC Designee (each of which is an intended third party beneficiary of this Agreement), his or her heirs and his or her personal representatives and shall be binding on all successors and assigns of the Stockholders and Terra REIT. Except as provided in the foregoing sentence, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. This Agreement shall not be assigned or delegated, in whole or in part, by operation of Law or otherwise by any of the parties hereto without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

Section 5.03 Notices. All notices or other communications to the parties hereunder shall be deemed to have been duly given and made if in writing and if delivered personally, sent by overnight courier (providing proof of delivery) to such parties or sent by facsimile or e mail of a pdf attachment (providing confirmation of transmission) at the following addresses or facsimile numbers (or at such other address or facsimile number for a party as shall be specified by like notice):

To Terra REIT:

    Terra Property Trust, Inc.

    205 West 28th Street, 12th Floor

    New York, New York 10001

To Terra JV:

    Terra JV, LLC

    205 West 28th Street, 12th Floor

    New York, New York 10001

To Terra Offshore REIT:

    Terra Offshore Funds REIT, LLC

    205 West 28th Street, 12th Floor

    New York, New York 10001

Section 5.04 Amendments; Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (a) in the case of an amendment, by Terra REIT and the Stockholders, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Notwithstanding the foregoing, no provision of this Agreement may be amended or waived in a manner that is adverse to any Terra BDC Designee (including his or her successors, assigns and heirs) without the prior written consent of such Terra BDC Designee (including such successors, assigns and heirs) affected thereby.

Section 5.05 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and performed entirely within such state, without giving effect to its principles of conflicts of laws. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of Maryland. Each of the parties hereto submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and agrees, with respect to any suit, action or proceeding filed in a Maryland state court, to jointly request an assignment to the Maryland Business and Technology Case Management Program.

SECTION 5.06 WAIVER OF JURY TRIAL. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF, OR RELATING TO, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES

THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.06.

Section 5.07 Specific Performance. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Terra REIT and the Terra BDC Designees would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by a Stockholder of any covenant or obligation contained in this Agreement, in addition to any other remedy to which Terra REIT or any of the Terra BDC Designees may be entitled (including monetary damages), Terra REIT and each of the Terra BDC Designees shall be entitled to injunctive relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Each Stockholder further agrees that neither Terra REIT nor any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 5.07, and such Stockholder irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 5.08 Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.

Section 5.09 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 5.10 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Terra REIT any direct or indirect ownership or incidence of ownership of or with respect to any Owned Shares. All rights, ownership and economic benefits of and relating to the Owned Shares of a Stockholder shall remain vested in and belong to such Stockholder, and Terra REIT shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of such Stockholder or exercise any power or authority to direct such Stockholder in the voting of any of the Owned Shares, except as otherwise provided herein.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

TERRA JV, LLC

By:	/s/ Vikram S. Uppal
Name: Vikram S. Uppal
Title: Chief Executive Officer

TERRA OFFSHORE FUNDS REIT, LLC

By:	/s/ Vikram S. Uppal
Name: Vikram S. Uppal
Title: Chief Executive Officer

TERRA PROPERTY TRUST, INC.

By:	/s/ Vikram S. Uppal
Name: Vikram S. Uppal
Title: Chief Executive Officer